UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 18, 2005 (November 15, 2005)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 15, 2005, our Board of Directors approved the accelerated vesting of certain unvested “out-of-the-money” stock options previously awarded under our 1990 Employee Stock Plan and 2000 Stock Incentive Plan. As a result of the acceleration, 1,124,329 stock options with a range of exercise prices between $15.25 and $24.19 per share became exercisable on November 15, 2005. Aside from the acceleration of the vesting date, the terms and conditions of the stock option agreements governing the underlying stock options remain unchanged.
     The $15.25 price was selected because it was higher than the price at which our common stock traded on the date of this acceleration. The closing price of shares of our common stock on the NASDAQ National Market was $13.96 on November 14, 2005. The accelerated options represent approximately 40% of the total of all outstanding options to purchase our common stock.
     Under the recently revised Financial Accounting Standards Board Statement No. 123(R), “Share-based Payment,” we will be required to recognize the expense associated with our outstanding unvested stock options beginning in the first quarter of fiscal year 2006. As a result of the acceleration, we expect to reduce the pretax stock option expense we otherwise would be required to record in connection with the accelerated options by approximately $9.2 million over the original option vesting period, including $2.9 million in fiscal 2006.
     Of the 1,124,329 stock options which became exercisable as a result of the Board’s determination to accelerate vesting of certain unvested “out-of-the-money” stock options, 138,245 were held by certain of our named executive officers and a director. The following table sets forth the grant date, the number of options accelerated and the exercise prices of each such option held by our named executive officers and directors.

			Number of
			Accelerated	Exercise
Name	Position	Grant Date	Options	Price
Gregory L. Burns	Chairman of the Board and CEO	February 17, 1999	11,100	$15.25
		February 19, 2003	39,600	21.19

Steven J. Hislop	Concept President — O’Charley’s and	February 17, 1999	9,713	15.25
	Director	February 19, 2003	21,120	21.19

Herman A. Moore, Jr.	President, Commissary Operations	February 17, 1999	4,670	15.25
		February 19, 2003	5,610	21.19

Suzanne M. Osterberg	Chief Support Officer	February 17, 1999	8,802	15.25
		February 20, 2001	6,900	17.81
		February 19, 2003	5,440	21.19

John R. Grady	Concept President — Ninety Nine	January 27, 2003	23,040	20.42
	Restaurant & Pub

Dale W. Polley	Director	August 29, 2001	2,250	17.99

Item 7.01. Regulation FD Disclosure
     A press release issued by O’Charley’s Inc. on November 18, 2005 relating to the Board of Directors’ approval of the accelerated vesting of certain unvested “out-of-the-money” stock options is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

99.1	Press Release dated November 18, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: November 18, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 18, 2005

5